Exhibit 10.1

LICENSE AGREEMENT

between

IMMUNOGEN, INC.

and

SANOFI-AVENTIS U.S. LLC

October 5, 2006

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

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8.	REPRESENTATIONS AND WARRANTIES		22

	8.1	Mutual Representations and Warranties	22
	8.2	Additional Representations of ImmunoGen	22

9.	INDEMNIFICATION		23

	9.1	Indemnification of sanofi-aventis by ImmunoGen	23
	9.2	Indemnification of ImmunoGen by sanofi-aventis	23
	9.3	Conditions to Indemnification	23
	9.4	Warranty Disclaimer	24
	9.5	Limited Liability	24

10.	MISCELLANEOUS		24

	10.1	Notices	24
	10.2	Governing Law	25
	10.3	Binding Effect	25
	10.4	Headings	25
	10.5	Counterparts	25
	10.6	Amendment; Waiver	25
	10.7	No Third Party Beneficiaries	25
	10.8	Purposes and Scope	25
	10.9	Assignment and Successors	26
	10.10	Force Majeure	26
	10.11	Interpretation	26
	10.12	Integration; Severability	26
	10.13	Further Assurances	26

Schedules

Schedule 1		Licensed Patent Rights

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LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”) is entered into as of October 5, 2006, by and between ImmunoGen, Inc., a Massachusetts corporation having a principal place of business at 128 Sidney Street, Cambridge, Massachusetts 02139 (“ImmunoGen”), and sanofi-aventis U.S. LLC, a limited liability company organized and existing under the laws of Delaware with offices at 1041 Rt.202-206, Bridgewater, NJ 08807 (“sanofi-aventis”).  Each of sanofi-aventis and ImmunoGen is sometimes referred to individually herein as a “Party” and collectively as the “Parties.”

WHEREAS, ImmunoGen and Aventis Pharmaceuticals, Inc., sanofi-aventis’ predecessor in interest (“Aventis”), entered into that certain Collaboration and License Agreement dated as of July 30, 2003 (the “Collaboration Agreement”) pursuant to which ImmunoGen and Aventis agreed to collaborate in the identification and validation of targets for use in the discovery of antibodies and antibody drug conjugates for the prevention, control and/or treatment in humans of precancerous and/or cancerous conditions; and

WHEREAS, ImmunoGen has developed certain proprietary technology related to antibody humanization; and

WHEREAS, sanofi-aventis desires to obtain from ImmunoGen, and ImmunoGen desires to grant to sanofi-aventis, a non-exclusive license to use such proprietary technology in the development of its proprietary Antibodies and the commercialization of Licensed Products resulting therefrom.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.             DEFINITIONS

Any reference to a defined term not specifically defined in this Agreement shall have the meaning set forth in the Collaboration Agreement.  Whenever used in this Agreement with an initial capital letter, the terms defined in this Section 1 shall have the meanings specified.

1.1   “Affiliate” means, with respect to any Party, any Person that, directly or through one or more Affiliates, controls, or is controlled by, or is under common control with, such Party. For purposes of this definition, “control” means (a) ownership of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors in the case of a corporation, or more than fifty percent (50%) of the equity interests in the case of any other type of legal entity, (b) status as a general partner in any partnership, or (c) any other arrangement whereby a Person controls or has the right to control the board of directors of a corporation or equivalent governing body of an entity other than a corporation.
1.2   “Annual Net Sales” means the aggregate Net Sales during a particular Calendar Year.
1.3   “Antibody” means a polyclonal or monoclonal antibody, whether multiple or single chain, recombinant or naturally occurring, whole or fragment, and any variants, derivatives or constructs thereof, including but not limited to, antigen binding portions including Fab, Fab’, F(ab’)2, Fv, dAb and CDR fragments, single chain antibodies (scFv), chimeric antibodies, diabodies and polypeptides (including any humanized versions thereof) that contain at least a portion of an immunoglobulin that is sufficient to confer specific antigen binding to the polypeptide.
1.4   “Applicable Laws” means Federal, state, local, national and supra-national laws, statutes, rules and regulations, including any rules, regulations, guidance, guidelines or requirements of Regulatory Authorities, national securities exchanges or securities listing organizations, that may be in effect from time to time during the Term and applicable to a particular activity hereunder.
1.5   “Calendar Quarter” means the period beginning on the Effective Date and ending on the last day of the calendar quarter in which the Effective Date falls, and thereafter each successive period of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31.
1.6   “Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.
1.7   “Collaboration Exclusions” means any research activities directed towards Targets or Antibodies being actively pursued in the Research Program pursuant to the Collaboration Agreement.
1.8   “Commercialization” or “Commercialize” means any and all activities directed to the commercialization of a Licensed Product, including pre-launch and launch activities, marketing, manufacturing for commercial sale, promoting, detailing, distributing, offering to sell and selling a Licensed Product, importing a Licensed Product for sale, conducting additional human clinical trials and interacting with Regulatory Authorities regarding the foregoing.  When used as a verb, “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning.
1.9   “Commercially Reasonable Efforts” means, with respect to sanofi-aventis, the efforts at least equal to those normally used by sanofi-aventis with respect to a product or potential product of similar nature at a similar stage in its development or product life and of similar market potential, in view of conditions prevailing at the time, and evaluated taking into account all relevant factors, including without limitation, the mechanism of action, efficacy, safety, the anticipated regulatory authority approved labeling, the competitiveness of alternative products that are in the marketplace or under development, the patent and other proprietary position of the product, the likelihood of Regulatory Approval, the profitability of the product and other technical, scientific, legal, medical, marketing and competitive factors.
1.10        “Commercialization Regulatory Approval” means, with respect to any Licensed Product, the granting of approval by a Regulatory Authority of (a) an NDA in the United States, or (b) the equivalent of an NDA required by Applicable Laws in any country or region in the Territory outside of the United States to sell such Licensed Product for use in the Field in such country or region.

1.11        “Confidential Information” means (a) with respect to ImmunoGen, all tangible embodiments of Licensed Technology and Licensed Patents and (b) with respect to each Party, all information and Technology disclosed or provided by or on behalf of such Party (the “disclosing Party”) to the other Party (the “receiving Party”) or to any of the receiving Party’s employees, consultants, Affiliates or sublicensees; provided, that, none of the foregoing shall be Confidential Information if: (i) as of the date of disclosure, it is known to the receiving Party or its Affiliates as demonstrated by credible contemporaneous written documentation, other than by virtue of a prior confidential disclosure to such receiving Party; (ii) as of the date of disclosure it is in the public domain, or it subsequently enters the public domain through no fault of the receiving Party; (iii) it is obtained by the receiving Party from a Third Party having a lawful right to make such disclosure free from any obligation of confidentiality to the disclosing Party; or (iv) it is independently developed by or for the receiving Party without reference to or use of any Confidential Information of the disclosing Party as demonstrated by credible contemporaneous written documentation.  For purposes of clarity, the terms of this Agreement shall constitute Confidential Information of each Party.
1.12        “Control” or “Controlled” means with respect to Technology or Patent Rights, the possession by a Party of the right to grant a license or sublicense to such Technology or Patent Rights as provided herein without the payment of additional consideration to, and without violating the terms of any agreement or arrangement with, any Third Party.
1.13        “Designated Senior Officer” means, with respect to a Party, the senior officer designated by such Party to have final decision making authority over disputed matters.
1.14        “Development” or “Develop” means, with respect to each Licensed Product, all non-clinical and clinical activities required to obtain Regulatory Approval of such Licensed Product.  For purposes of clarity, these activities include, without limitation, test method development and stability testing, regulatory toxicology studies, formulation, process development, manufacturing, manufacturing scale-up, development-stage manufacturing, quality assurance/quality control development, statistical analysis and report writing, Clinical Trial design and operations, preparing and filing Drug Approval Applications, and all regulatory affairs related to the foregoing.  When used as a verb, “Developing” means to engage in Development and “Developed” has a corresponding meaning.
1.15        “Discover” or “Discovered” means, with respect to any Licensed Product (a) the invention, discovery or identification of such Licensed Product; (b) the identification of the function, utility or mode of action of such Licensed Product in the Field; or (c) the identification of a new method of synthesizing such Licensed Product.
1.16        “Drug Approval Application” means, with respect to a Licensed Product in a particular country or region, an application for Commercialization Regulatory Approval for such Licensed Product in such country or region, including without limitation: (a) an NDA or sNDA; (b) a counterpart of an NDA or sNDA, including any MAA, in any country or region in the Territory; and (c) all supplements and amendments to any of the foregoing.
1.17        “Effective Date” means the date first set forth above in the introductory paragraph to this Agreement.

1.18        “FDA” means the United States Food and Drug Administration or any successor agency or authority thereto.
1.19        “FDCA”means the United States Federal Food, Drug, and Cosmetic Act, as amended.
1.20        “Field” means all human therapeutic and diagnostic uses of Licensed Products, provided, however, that during the Research Program Term the Field shall not include the Collaboration Exclusions.
1.21        “First Commercial Sale” means, with respect to a Licensed Product in any country in the Territory, the first sale, transfer or disposition for value or for end use or consumption of such Licensed Product in such country; provided, that, any sale to an Affiliate or Sublicensee will not constitute a First Commercial Sale unless the Affiliate or Sublicensee is the last entity in the distribution chain of the Licensed Product.
1.22        “Force Majeure” means any occurrence beyond the reasonable control of a Party that (a) prevents or substantially interferes with the performance by such Party of any of its obligations hereunder and (b) occurs by reason of any act of God, flood, fire, explosion, earthquake, strike, lockout, labor dispute, casualty or accident, or war, revolution, civil commotion, act of terrorism, blockage or embargo, or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or of any subdivision, authority or representative of any such government.
1.23        “Hatch-Waxman Act” means the Drug Price Competition and Patent Term Restoration Act of 1984, as amended.
1.24        “IND” means: (a) an Investigational New Drug Application (as defined in the FDCA and regulations promulgated thereunder) or any successor application or procedure required to initiate clinical testing of a Licensed Product in humans in the United States; (b) a counterpart of an Investigational New Drug Application that is required in any other country or region in the Territory before beginning clinical testing of a Licensed Product in humans in such country or region; and (c) all supplements and amendments to any of the foregoing.
1.25        “Initiation” means, with respect to any Pivotal Clinical Trial, the first date that a human subject is dosed in such Pivotal Clinical Trial.
1.26        “Licensed Patent Rights” means any of the patents and patent applications described in Schedule 1 attached hereto, and any divisional, continuation, continuation-in-part (to the extent that the continuation-in-part is entitled to the priority date of an initial patent or patent application which is the subject of this Agreement), reissue, reexamination, confirmation, revalidation, registration, patent of addition, renewal, extension or substitute thereof, or any patent issuing therefrom or any supplementary protection certificates related thereto.
1.27        “Licensed Product” means any product (including any product that incorporates an Antibody) (a) the manufacture, use or sale of which would, absent the license granted to sanofi-aventis hereunder, infringe any Valid Claim included in the Licensed Patent Rights,

(b) that is Discovered and/or Developed in whole or in part through the use of a process which is covered by a Valid Claim included in the Licensed Patent Rights, or (c) that is not covered by (a) or (b) but that is Discovered, Developed and/or manufactured as a result of the use of the Licensed Technology.
1.28        “Licensed Technology” means any Technology Controlled by ImmunoGen as of the Effective Dateorthat is Controlled by ImmunoGen at any time during the Term that is related to any patent or patent application included in the Licensed Patent Rights and is necessary for sanofi-aventis to exercise the license granted to it pursuant to Section 2.1.
1.29        “MAA” means any application filed with the relevant Regulatory Authority seeking Regulatory Approval to market and sell a Licensed Product outside the United States for a particular indication in the Field.
1.30        “NDA” means a New Drug Application, as defined in the FDCA and regulations promulgated thereunder, or any successor application or procedure required to sell a Licensed Product in the United States for a particular indication in the Field.
1.32        “Net Sales” means the gross amount invoiced by sanofi-aventis or its Affiliates or Sublicensees to Third Parties in each country in the Territory for sales of each Licensed Product in such country during the period in which royalties are payable hereunder with respect to sales of such Licensed Product in such country, less the following deductions from such gross amounts absorbed or accrued with respect to such gross amounts: (a) trade, cash and/or quantity discounts allowed and taken directly with respect to such sales, or reflected in the invoiced amount; (b) excise, sales and other consumption taxes (including VAT on the sale of Licensed Products and excluding taxes based on income) and custom duties imposed upon and paid directly by sanofi-aventis with respect to the Licensed Products, to the extent included in the invoice price; (c) freight, insurance and other transportation charges, to the extent included in the invoice price; (d) amounts repaid or credited by reason of returns, rejections, defects or recalls, chargebacks, retroactive price reductions, refunds and billing errors; and (e) compulsory payments and rebates directly related to the sale of Licensed Products, accrued, paid or deducted, pursuant to agreements (including, but not limited to, managed care agreements) or governmental regulations.

Use of Licensed Products for promotional or sampling purposes and for use in clinical trials contemplated under this Agreement shall not be considered in determining Net Sales.  In the case of any sale of a Licensed Products between or among sanofi-aventis and its Affiliates or Sublicensees for resale, Net Sales shall be calculated as above only on the first arm’s length sale thereafter to a Third Party.

In the event a Licensed Product is sold as a component of a combination or bundledproduct that consists of a Licensed Product together with another therapeutically active product for the same indication (a “Combination Product”), the Net Sales from the Combination Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the Combination Product (as defined in the standard Net Sales definition above), during the applicable royalty reporting period, by the fraction, A/A+B, where A is the average per unit sale price of the active ingredient contained in Licensed Product when sold separately in finished form in the country in which the Combination Product is sold during the same royalty reporting period in similar volumes and of the same class, purity and potency and B is the average per unit sale price of the active ingredient contained in other product(s) included in the Combination Product when sold separately in finished form in the country during the same royalty reporting period in similar volumes and of the same class, purity and potency in which the Combination Product is sold, in each case during the applicable royalty reporting period or, if sales of the Licensed Product alone did not occur in such period, then in the most recent royalty reporting period in which arms length fair market sales of such Licensed Product occurred.  In the event that such average sale price cannot be determined for the Licensed Product, on the one hand, and all other product(s) included in the Combination Product, on the other, Net Sales for the purposes of determining royalty payments shall be mutually agreed upon by the Parties based on the relative value contributed by each component, such agreement to be negotiated in good faith.
1.33        “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.
1.34        “Pivotal Clinical Trial” means, as to a particular Licensed Product for a particular indication, a controlled and lawful study in humans of the safety and efficacy of such Licensed Product for such indication, which is prospectively designed to demonstrate statistically whether such Licensed Product is safe and effective for use in such indication in a manner sufficient to file a Drug Approval Application for the indication under investigation in such study.
1.35        “Regulatory Approval” means, with respect to any country or region in the Territory, any approval, product and establishment license, registration or authorization of any Regulatory Authority required for the manufacture, use, storage, importation, exportation, transport or sale of a Licensed Product for use in the Field in such country or region.
1.36        “Regulatory Authority” means the FDA or any counterpart of the FDA outside the United States, or other national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity with authority over the distribution, importation, exportation, manufacture, production, use, storage, transport, clinical testing or sale of a Licensed Product.
1.37        “Regulatory Filings” means, collectively: (a) all INDs, NDAs, establishment license applications, drug master files, applications for designation as an “Orphan Product” under the Orphan Drug Act, for “Fast Track” status under Section 506 of the FDCA (21 U.S.C. § 356) or for a Special Protocol Assessment under Section 505(b)(4)(B) and (C) of the FDCA (21 U.S.C. § 355(b)(4)(B)) or all other similar filings (including CTNs, MAAs and, counterparts of any of the foregoing in any country or region in the Territory) as may be required by any Regulatory Authority for the Development or Commercialization of a Licensed Product in the Territory; (b) all supplements and amendments to any of the foregoing; and (c) all data and other information contained in, and correspondence relating to, any of the foregoing.

1.38        “Reportable Event” means any occurrence in a patient or subject who is administered a Licensed Product to the extent attributable to a [***] [***] [***] [***].
1.39        “Research License Term” means the period beginning on the Effective Date and ending on the third anniversary of the termination or expiration of the Research Program Term, as such period may be extended pursuant to Section 2.1.2.
1.40        “Research Program Term” means the Research Program Term as defined pursuant to Section 2.1.2 of the Collaboration Agreement.
1.41        “Resurfaced Antibody” means any Antibody Controlled by sanofi-aventis that is resurfaced by ImmunoGen using the Licensed Patent Rights and/or Licensed Technology as part of its conduct of ImmunoGen activities pursuant to Section 2.5.4.
1.42        “Royalty Term” means, with respect to each Licensed Product in each country in the Territory, the period beginning on the date of First Commercial Sale of such Licensed Product in such country and continuing until the later of (a) the expiration of the last to expire Valid Claim in such country within the Licensed Patent Rights or (b) [***] ([***]) years from the date of the First Commercial Sale of such Licensed Product in such country.
1.43        “sNDA” means a Supplemental New Drug Application, as defined in the FDCA and applicable regulations promulgated thereunder.
1.44        “Sublicensee” means any Third Party (other than an Affiliate) to which sanofi-aventis grants a license or sublicense pursuant to Section 2.2.
1.45        “Technology” means, collectively, all inventions, discoveries, improvements, trade secrets and proprietary methods, whether or not patentable, including without limitation, macromolecular sequences, data, formulations, processes, techniques, know-how and results (including any negative results).
1.46        “Territory” meansall countries of the world.
1.47        “Third Party” means any Person other than sanofi-aventis and ImmunoGen and their respective Affiliates.
1.48        “Valid Claim” means any claim of a pending patent application or an issued unexpired patent within the Licensed Patent Rights that (a) has not been finally cancelled, withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction, (b) has not been permanently revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, (c) has not been rendered unenforceable through disclaimer or otherwise, and (d) is not lost through an interference proceeding.

Additional Definitions.  In addition, each of the following definitions shall have the respective meanings set forth in the section of this Agreement indicated below or in the section of the Collaboration Agreement indicated below:
Definition	Section

Agreement	Recitals
Claims	9.1
Collaboration Agreement	Recitals
Covered Results	5.3
ImmunoGen Indemnitees	9.2
Indemnified Party	9.3
Indemnifying Party	9.3
Infringement	6.3.1(a)
Infringement Notice	6.3.1(a)
Losses	9.1
Research License Term Extension	2.1.2
Research License Term Extension Fee	4.2
sanofi-aventis Indemnitees	9.1
Term	7.1
Third Party Payments	4.5.3
Withholding Taxes	4.5.7

2.             LICENSE GRANTS; TECHNOLOGY TRANSFER

2.1           License Grants.

2.1.1        License to sanofi-aventis.  Subject to the other terms of this Agreement, ImmunoGen hereby grants to sanofi-aventis and its Affiliates (a) a non-exclusive, royalty-free, license during the Research License Term, without right to grant sublicenses, to use Licensed Technology and Licensed Patent Rights with Antibodies Controlled by sanofi-aventis to Develop Licensed Products in the Field and in the Territory and (b) a non-exclusive, royalty-bearing license during the Term, including the right to grant sublicenses as provided in Section 2.2, under the Licensed Technology and Licensed Patent Rights, to Develop, have Developed, Commercialize and have Commercialized Licensed Products in the Field and in the Territory.

2.1.2        Extension of Research License Term.  Notwithstanding anything to the contrary in Section 2.1.1, sanofi-aventis shall have the right to extend the Research License Term for one or more additional periods of three (3) years each by providing ImmunoGen with written notice in accordance with Section 4.2 at any time on or before expiration of the then-current Research License Term (each such extension, a “Research License Term Extension”).  The Research License Term Extension Fee shall be paid as set forth in Section 4.2.

2.2           Right to Sublicense.  Sanofi-aventis and its Affiliates shall have the right to grant sublicenses under the license granted to it under Section 2.1.1(b)with respect to any Licensed Product to any Third Party; provided, that: (a) it shall be a condition of any such sublicense that such Sublicensee agrees to be bound by all terms of this Agreement applicable to the

Development and Commercialization of Licensed Products in the Field in the Territory (including, without limitation, Sections 3.2, 3.3 and 3.4); (b) sanofi-aventis shall provide written notice to ImmunoGen of any such proposed sublicense at least [***] ([***]) days prior to such execution and provide redacted copies to ImmunoGen of each such sublicense within [***] ([***]) days of such execution; (c) sanofi-aventis shall be deemed to have guaranteed that each such Sublicensee will fulfill all of sanofi-aventis’ obligations under this Agreement applicable to the subject matter of such sublicense; and (d) sanofi-aventis shall not be relieved of its obligations pursuant to this Agreement as a result of any such sublicense.

2.3           Retained Rights of ImmunoGen  Subject to the other terms of this Agreement, ImmunoGen retains the right to use the Licensed Technology and practice the Licensed Patent Rights (a) to perform its obligations under this Agreement (including without limitation its obligation to perform ImmunoGen Activities in accordance with Section 2.6.4 of this Agreement), (b) to develop, have developed, make, have made, use, have used, sell, have sold, offer for sale, import, have imported, export and have exported any product that is not a Licensed Product, and (c) for any and all uses outside of the Field.

2.4           No Other Rights.  Sanofi-aventis shall have no rights to use or otherwise exploit any Technology Controlled by ImmunoGen except as expressly set forth herein.

2.5           Technology Transfer; ImmunoGen Activities.

2.5.1        Transfer of Licensed Technology. ImmunoGen shall (a) as soon as practicable after the Effective Date, transfer to sanofi-aventis all Licensed Technology (including any protocols) comprising and/or otherwise applicable to the Licensed Patent Rights not previously transferred to sanofi-aventis pursuant to the Collaboration Agreement and necessary for sanofi-aventis to perform in silico resurfacing as contemplated by this Agreement; and (b) during the Research License Term, provide updates to sanofi-aventis of any improvements and/or updates to the Licensed Technology or Licensed Patent Rights that are Controlled by ImmunoGen.

2.5.2        Use of Licensed Technology.  In connection with the transfer of the Licensed Technology contemplated by Section 2.5.1, sanofi-aventis hereby agrees that (a) it shall not use such Licensed Technology for any purpose other than exercising its rights or performing its obligations hereunder; (b) it shall use such Licensed Technology only in compliance with all Applicable Laws; (c) it shall not transfer any such Licensed Technology to any Third Party without the prior written consent of ImmunoGen, except as expressly permitted hereby; and (d) except for the rights expressly set forth herein, sanofi-aventis shall not acquire any other rights, title or interest in or to such Licensed Technology as a result of such transfer by ImmunoGen.

2.5.3        Training.  ImmunoGen shall use commercially reasonable efforts to provide sanofi-aventis with such training as may be reasonably necessary to enable sanofi-aventis to practice the Licensed Technology and Licensed Patent Rights to humanize Antibodies through conference calls [***] [***] [***] [***] to the [***] of sanofi-aventis or its Affiliates in the United States and Europe.  All such training calls [***] [***] shall be requested in advance in writing by sanofi-aventis and shall be scheduled by ImmunoGen at times mutually convenient to the Parties.

2.5.4        Additional Obligations of ImmunoGen.  Subject to the other terms of this Agreement (including without limitation Section 4.3), ImmunoGen shall use commercially reasonable efforts to conduct such activities in connection with a Resurfaced Antibody as sanofi-aventis may request in writing at any time during the Research License Term.

2.6           Compliance.  Sanofi-aventis shall perform its obligations to Develop Licensed Products in good scientific manner and in compliance in all material respects with all Applicable Laws; provided that, with respect to each activity so performed that will or would reasonably be expected to be submitted to a Regulatory Authority in support of a Regulatory Filing or Drug Approval Application, sanofi-aventis shall comply in all material respects with the regulations and guidance of the FDA that constitute Good Laboratory Practice or Good Manufacturing Practice (or, if and as appropriate under the circumstances, or other comparable regulation and guidance of any applicable Regulatory Authority in any country or region in the Territory).

2.7           Manufacture of Licensed Products for Development.  Sanofi-aventis shall have the sole responsibility and obligation, at its sole cost and expense, to manufacture all Licensed Products required for the conduct of Development activities under this Agreement (including without limitation the conduct of all necessary Clinical Trials in the Territory) and/or the making of all Regulatory Filings and obtaining of all Regulatory Approvals.

3.             DEVELOPMENT AND COMMERCIALIZATION OF LICENSED PRODUCTS

3.1           Responsibility for Development and Commercialization.  Except for the activities conducted by ImmunoGen in accordance with Section 2.5.4, sanofi-aventis shall have the sole right, at its sole expense, for all aspects of the Development and Commercialization of Licensed Products in the Field in the Territory, including, without limitation, the conduct of: (a) all IND-enabling non-clinical studies; (b) all activities related to human clinical trials; (c) all activities relating to the manufacture and supply of Licensed Products (including all required process development and scale up work with respect thereto); and (d) all pre-marketing, marketing, promotion, sales, distribution, import and export activities (including securing reimbursement, sales and marketing and conducting any post-marketing trials or databases and post-marketing safety surveillance).  Without limiting the generality of the foregoing, sanofi-aventis shall have the sole right, at its sole expense, for (i) making all Regulatory Filings for Licensed Products and filing all Drug Approval Applications and otherwise seeking all Regulatory Approvals for Licensed Products, as well as all correspondence and communications with Regulatory Authorities regarding such matters, and (ii) reporting of all adverse events to Regulatory Authorities if and to the extent required by Applicable Laws.

3.2           Diligence.  Sanofi-aventis shall use Commercially Reasonable Efforts in the conduct of all Commercialization activities it undertakes related to Licensed Products in the Field in the Territory.  For the purpose of clarity, sanofi-aventis shall have no diligence obligations of any kind related to the research and Development of Licensed Products.

3.3           Reportable Events.  Sanofi-aventis shall promptly provide ImmunoGen with all information related to any Reportable Event as such information is compiled or prepared by sanofi-aventis in the normal course of business in connection with the Development and Commercialization of any Licensed Product and, in any event, within time frames consistent with any reporting obligations under Applicable Laws.

3.4           Manufacture of Licensed Products for Commercial Sale.  Unless otherwise agreed to by the Parties, sanofi-aventis shall have the sole obligation and responsibility, at its sole cost and expense, for the manufacture of all Licensed Products (including without limitation the active pharmaceutical ingredient in any Licensed Product) for commercial sale.

3.5           Product Recalls.  In the event that any Regulatory Authority issues or requests a recall or takes similar action in connection with a Licensed Product that sanofi-aventis reasonably believes is attributable to or otherwise relates to the Licensed Technology or Licensed Patent Rights, or in the event a Party reasonably believes that an event, incident or circumstance has occurred that may result in the need for such a recall, such Party shall promptly advise the other Party thereof by telephone or facsimile.  Following such notification, sanofi-aventis shall decide and have control of whether to conduct a recall or market withdrawal (except in the event of a recall or market withdrawal mandated by a Regulatory Authority, in which case it shall be required) or to take other corrective action in any country and the manner in which any such recall, market withdrawal or corrective action shall be conducted; provided that sanofi-aventis shall keep ImmunoGen regularly informed regarding any such recall, market withdrawal or corrective action.  sanofi-aventis shall bear all expenses of any such recall, market withdrawal or corrective action (including, without limitation, expenses for notification, destruction and return of the affected Licensed Product and any refund to customers of amounts paid for such Licensed Product).

4.             PAYMENTS

4.1           Upfront Fee.  Sanofi-aventis shall pay ImmunoGen an upfront fee in the amount of One Million Dollars (US $1,000,000), which amount shall be non-refundable and non-creditable, fifty percent (50%) of which shall be payable in immediately available funds within thirty (30) days of the Effective Date and fifty percent (50%) of which shall be payable in immediately available funds on the date of [***] or [***] of the [***] [***] [***].

4.2           Research License Term Extension Fee.  Upon the exercise by sanofi-aventis of each [***] ([***]) year Research License Term Extension as described in Section 2.1.2, sanofi-aventis shall pay ImmunoGen an extension fee (the “Research License Term Extension Fee”) in the amount of [***] [***] [***] Dollars (US $[***]) in immediately available funds within seven (7) days of the start of each such Research License Term Extension.

4.3           ImmunoGen Activity Payments.  In consideration of the conduct by ImmunoGen of the activities, if any, contemplated by Section 2.5.4, sanofi-aventis shall pay ImmunoGen [***] [***] [***] Dollars (US $[***]) upon delivery by ImmunoGen of each Resurfaced Antibody.  ImmunoGen shall provide sanofi-aventis with an invoice promptly upon delivery to sanofi-aventis of each Resurfaced Antibody and sanofi-aventis shall pay each such invoice within thirty (30) days of receipt.

4.4           Milestone Payments.

4.4.1        Milestones.  Sanofi-aventis shall make the following nonrefundable, non-creditable milestone payments to ImmunoGen within [***] ([***]) days after the achievement by sanofi-aventis and/or sanofi-aventis’ Affiliates and Sublicensees of each event for each Licensed Product as set forth below:

Milestone Event	Milestone Payment
[***] of [***] [***] for a [***] [***]	$	[***]
[***] of [***] [***] [***] [***] for a [***] [***]	$	[***]
[***] of [***] [***] [***] [***] for a [***] [***]	$	[***]
[***] of [***] [***] [***] [***] in the [***] [***] for a [***] [***]	$	[***]
[***] of [***] [***] [***] [***] in [***] [***] or [***] for a [***] [***]	$	[***]

For purposes of clarity, sanofi-aventis shall make a payment corresponding to each of the foregoing milestone events for each Licensed Product that achieves such milestone event; provided, however, that after the last to expire of the Licensed Patent Rights, any milestone event achieved by sanofi-aventis shall result in a milestone payment to ImmunoGen in an amount equal to [***] percent ([***]%) of the corresponding milestone payment amount listed above.

4.4.2        Milestone Notices.  Sanofi-aventis shall provide ImmunoGen with prompt written notice upon each occurrence of a milestone event set forth in Section 4.4.1.  In the event that, notwithstanding the fact that sanofi-aventis has not given such a notice, ImmunoGen believes any such milestone event has occurred, it shall so notify sanofi-aventis in writing and shall provide to sanofi-aventis data, documentation or other information that supports its belief.

4.5           Payment of Royalties; Royalty Rates; Accounting and Records.

4.5.1        Payment of Royalties.

(a)           Patent Coverage.  For each Licensed Product covered by a Valid Claim in any country in the Territory in which it is sold, sanofi-aventis shall pay ImmunoGen a royalty based on Annual Net Sales of such Licensed Product in each Calendar Year (or partial Calendar Year) commencing with the First Commercial Sale of such Licensed Product in such country and ending upon the expiration of the Royalty Term for such Licensed Product, at the following rates:

Annual Net Sales	Royalty Rate (%)
Up to and including $[***] [***]	[***]	%
Above $[***] [***] and up to and including $[***] [***]	[***]	%
Above $[***] [***]	[***]	%

(b)           No Patent Coverage.  For each Licensed Product that is not covered by a Valid Claim in any country in the Territory in which it is sold, sanofi-aventis shall pay ImmunoGen a royalty based on Annual Net Sales of such Licensed Product in each Calendar Year (or partial Calendar Year) commencing with the First Commercial Sale of such Licensed Product in such country (including without limitation the First Commercial Sale following the termination or expiration of any Valid Claim in such country covering such Licensed Product)and ending on the expiration of the Royalty Term for such Licensed Product at the following rates:

Annual Net Sales	Royalty Rate (%)
Up to and including $[***] [***]	[***]	%
Above $[***] [***] and up to and including $[***] [***]	[***]	%
Above $[***] [***]	[***]	%

(c)           Applicability of Royalty Rates. For purposes of clarity, (i) if a Licensed Product is covered by a Valid Claim in a country within the Territory such that royalties are paid by sanofi-aventis pursuant to Section 4.5.1(a) and, prior to the [***] ([***]) anniversary of the date of First Commercial Sale of such Licensed Product in such country, the Licensed Product is no longer covered by a Valid Claim in such country, sanofi-aventis shall pay ImmunoGen a royalty at the rates set forth in Section 4.5.1(b) for that portion of the Royalty Term during which no such Valid Claim exists in such country; and (ii) if a Licensed Product is not covered by a Valid Claim in a country within the Territory such that royalties are paid by sanofi-aventis pursuant to Section 4.5.1(b) and, prior to the [***] ([***]) anniversary of the date of First Commercial Sale of such Licensed Product, the Licensed Product becomes covered by a Valid Claim in such country, sanofi-aventis shall pay ImmunoGen a royalty at the rates set forth in Section 4.5.1(a) for that portion of the Royalty Term during which such Valid Claim exists in such country.

4.5.2        Royalty Term.  Sanofi-aventis shall pay the royalties set forth in Section 4.5.1 with respect to each Licensed Product on a country-by-country and product-by-product basis until expiration of the Royalty Term with respect thereto.  Upon the expiration of the Royalty Term for each Licensed Product in each country in the Territory, sanofi-aventis shall have a worldwide, perpetual, fully paid-up license, with the right to sublicense, under any and all Licensed Patents covering such Licensed Product to develop, make, have made, use, import, offer for sale, distribute and sell such Licensed Product in the Field and in such country.

4.5.3        Payments to Third Parties.  If, during any Calendar Quarter, sanofi-aventis actually makes pursuant to a legally binding obligation any royalty payments to one or more Third Parties in consideration for a license, in the absence of which sanofi-aventis could not practice the Licensed Patent Rights to produce a Licensed Product without infringing an issued patent or patents owned by such Third Party in any country (collectively, “Third Party Payments”), then sanofi-aventis shall have the right to reduce the royalties otherwise due to ImmunoGen pursuant to Section 4.5.1 hereof with respect to sales in such country of such Licensed Product in such Calendar Quarter or any subsequent Calendar Quarter by an amount equal to up to [***] percent ([***]%) of the amount of such Third Party Payments.  Notwithstanding the foregoing, such reductions shall in no event be greater than the royalties otherwise due to ImmunoGen pursuant to Section 4.5.1 hereof with respect to the sales of such Licensed Product in such country by more than [***] percent ([***]%).

4.5.4        Payment Dates and Reports.  Royalty payments shall be made by sanofi-aventis within [***] ([***]) days after the end of each Calendar Quarter commencing with the Calendar Quarter in which the First Commercial Sale of a Licensed Product occurs.  All payments shall be made by wire transfer in accordance with instructions given in writing from time to time by ImmunoGen.  Sanofi-aventis shall also provide, at the same time each such payment is made, a report showing: (a) the Net Sales of each Licensed Product by country in the Territory;(b) the basis for any deductions from gross amounts billed or invoiced to determine Net Sales; (c) the applicable royalty rates for such Licensed Product; (d) the exchange rates used in calculating any of the foregoing; and (e) a calculation of the amount of royalty due to ImmunoGen.

4.5.5        Records; Audit Rights.  For a period of [***] ([***]) years, sanofi-aventis shall keep and maintain, and shall require its respective Affiliates and Sublicensees to keep and maintain, such accurate and complete books and records in connection with the sale of Licensed Products hereunder, as are necessary to allow the accurate calculation consistent with generally accepted accounting principles of the royalties due to ImmunoGen, including any records required to calculate any royalty adjustments hereunder.  Once per Calendar Year, ImmunoGen shall have the right to engage an independent certified public accounting firm of nationally recognized standing and reasonably acceptable to sanofi-aventis, which shall have the right to examine in confidence the relevant books and records of sanofi-aventis and its respective Affiliates and Sublicensees as may be reasonably necessary to determine and/or verify the amount of royalty payments due hereunder.  Such examination shall be conducted, and sanofi-aventis shall make its records available, during normal business hours, after at least [***] ([***]) days prior written notice to sanofi-aventis, as applicable, and shall take place at the facility(ies) where such records are maintained.  Each such examination shall be limited to pertinent books and records for any year ending not more than [***] ([***]) months prior to the date of request;provided, that, ImmunoGen shall not be permitted to audit the same period of time more than once.  Before permitting such independent accounting firm to have access to such books and records, sanofi-aventis may require such independent accounting firm and its personnel involved in such audit, to sign a confidentiality agreement (in form and substance reasonably acceptable to each of the Parties) as to any Confidential Information which is to be provided to such accounting firm or to which such accounting firm will have access, while conducting the audit under this paragraph.  The ImmunoGen independent accounting firm will prepare and provide to each Party a written report stating whether the royalty reports submitted and royalties paid are correct or incorrect and the specific details concerning any discrepancies.  Such accounting firm may not reveal to ImmunoGen any information learned in the course of such audit other than the amount of any such discrepancies.  ImmunoGen agrees to hold in strict confidence all information disclosed to it, except to the extent necessary for ImmunoGen to enforce its rights under this Agreement or if disclosure is required by law.  In the event there was an underpayment by sanofi-aventis hereunder, sanofi-aventis shall promptly (but in no event later than [***] ([***]) days after such Party’s receipt of the independent auditor’s report so correctly concluding) make payment to ImmunoGen of any shortfall.  In the event that there was an overpayment by sanofi-aventis hereunder, ImmunoGen shall promptly (but in no event later than [***] ([***]) days after ImmunoGen’s receipt of the independent auditor’s report so correctly concluding) refund to sanofi-aventis the excess amount.  ImmunoGen shall bear the full cost of such audit unless such audit discloses an underreporting by sanofi-aventis of more than [***] percent ([***]%) of the aggregate amount of royalties in any twelve (12) month period, in which case, sanofi-aventis shall reimburse ImmunoGen for all costs incurred by ImmunoGen in connection with such examination and audit.

4.5.6        Overdue Payments.  All royalty payments not made within the time period set forth in Section 4.5.4, and all milestone payments not made within the time period specified in Section 4.4.1, shall bear interest at a rate of one percent (1%) per month from the due date until paid in full or, if less, the maximum interest rate permitted by Applicable Laws.  Any such overdue royalty or milestone payment shall, when made, be accompanied by, and credited first to, all interest so accrued.

4.5.7        Withholding Taxes.  Any payments made by sanofi-aventis to ImmunoGen under this Agreement shall be free and clear of any taxes, duties, levies, fees or charges, and such amounts shall be reduced by the amount required to be paid or withheld pursuant to any applicable law, including, but not limited to, United States federal, state or local tax law (“Withholding Taxes”).  Any such Withholding Taxes required by law to be paid or withheld shall be an expense of, and borne solely by, ImmunoGen.  Sanofi-aventis, as applicable, shall submit to ImmunoGen reasonable proof of payment of the Withholding Taxes, together with an accounting of the calculations of such taxes, within thirty (30) days after such Withholding Taxes are remitted to the proper authority.  The Parties will cooperate reasonably in completing and filing documents required under the provisions of any applicable tax laws or under any other applicable law in connection with the making of any required tax payment or withholding payment, or in connection with any claim to a refund of or credit for any such payment.

4.5.8        Foreign Currency Exchange.  With respect to Net Sales invoiced or expenses incurred in U.S. dollars, the Net Sales or expense amounts and the amounts due to ImmunoGen hereunder shall be expressed in U.S. dollars.  With respect to Net Sales invoiced or expenses incurred in a currency other than U.S. dollars, the Net Sales or expense shall be expressed in the domestic currency of the entity making the sale or incurring the expense, together with the U.S. dollar equivalent, calculated using the arithmetic average of the spot rates on the last Business Day of each month of the Calendar Quarter in which the Net Sales were made or the expense was incurred.  The “closing mid-point rates” found in the “Dollar spot forward against the Dollar” table published by The Financial Times, or any other publication as agreed to by the Parties, shall be used as the source of spot rates to calculate the average as defined in the preceding sentence.  All payments shall be made by wire transfer in U.S. dollars to the credit of such bank account as shall be designated at least [***] ([***]) business days in advance by ImmunoGen in writing to sanofi-aventis.

5.             TREATMENT OF CONFIDENTIAL INFORMATION;
PUBLICITY

5.1           Confidentiality

5.1.1        Confidentiality Obligations.  ImmunoGen and sanofi-aventis each recognizes that the other Party’s Confidential Information constitutes highly valuable assets of such other Party.  ImmunoGen and sanofi-aventis each agrees that, subject to Section 5.1.2, (a) during the Research License Term and for an additional [***] ([***]) years thereafter it will not disclose, and will cause its Affiliates and Sublicensees not to disclose, any Confidential Information of the other Party and (b) during and after the Term, it will not use, and will cause its Affiliates not to use, any Confidential Information of the other Party, in either case, except as expressly permitted hereunder.  Without limiting the generality of the foregoing, each Party shall take such action, and shall cause its Affiliates and Sublicensees to take such action, to preserve the confidentiality of the other Party’s Confidential Information as such Party would customarily take to preserve the confidentiality of its own Confidential Information and shall, in any event, use at least reasonable care to preserve the confidentiality of the other Party’s Confidential Information.

5.1.2        Limited Disclosure.  ImmunoGen and sanofi-aventis each agrees that disclosure of its Confidential Information may be made by the other Party to any employee, consultant or Affiliate of such other Party to enable such other Party to exercise its rights or to carry out its responsibilities under this Agreement; provided that any such disclosure or transfer shall only be made to Persons who are bound by written obligations as described in Section 5.1.3.  In addition, ImmunoGen and sanofi-aventis each agrees that the other Party may disclose its Confidential Information (a) on a need-to-know basis to such other Party’s legal and financial advisors and (b) as reasonably necessary in connection with an actual or potential (i) permitted sublicense of such other Party’s rights hereunder, (ii) debt or equity financing of such other Party or (iii) purchase by any Third Party of all of the capital stock or all or substantially all of the assets of such other Party or any merger or consolidation involving such other Party; if, in each case, the Person receiving such Confidential Information of the other Party agrees in writing to maintain the confidentiality of such Confidential Information of the other Party with terms at least as restrictive as those contained in Section 5.1.1.  In addition, each Party agrees that the other Party may disclose such Party’s Confidential Information (A) as reasonably necessary to file, prosecute or maintain patents or patent applications, or to file, prosecute or defend litigation related to patents or patent applications, in accordance with this Agreement; or (B) as required by Applicable Laws; provided that, in the case of any disclosure under this clause (B), the disclosing Party shall (1) if practicable, provide the other Party with reasonable advance notice of and an opportunity to comment on any such required disclosure, (2) if requested by the other Party, cooperate in all reasonable respects with the other Party’s efforts to obtain confidential treatment or a protective order with respect to any such disclosure, at the other Party’s expense and (3) use good faith efforts to incorporate the comments of such other Party in any such disclosure or request for confidential treatment or a protective order.

5.1.3        Employees and Consultants.  ImmunoGen and sanofi-aventis each hereby represents that all of its employees and consultants, and all of the employees and consultants of its Affiliates, who participate in the activities contemplated by this Agreement or have access to Confidential Information of the other Party are or will, prior to their participation or access, be bound by written obligations to maintain such Confidential Information in confidence and not to use such information except as expressly permitted hereunder.  Each Party agrees to use, and to cause its Affiliates to use, reasonable efforts to enforce such obligations.

5.2           Publicity.  The Parties acknowledge that the terms of this Agreement constitute Confidential Information of each Party and may not be disclosed except as permitted by Section 5.1.2.  Notwithstanding anything to the contrary in Section 5.1, the Parties, upon the execution of this Agreement, shall mutually agree to a press release with respect to this Agreement and either Party may make subsequent public disclosure of the contents of such press release without further approval of the other Party.  After issuance of such press release, except as required by Applicable Laws, neither Party shall issue a press or news release or make any similar public announcement (other than publication in scientific journals, in advertising materials and brochures, or presentation at scientific conferences and meetings and the like that are intended to be covered by, and are issued in compliance with, Section 5.3) related to the Development or Commercialization of a Licensed Product without the prior written consent of the other Party; provided that notwithstanding the foregoing, ImmunoGen shall be expressly permitted to publicly announce the occurrence of any milestone event under Section 4.4.1; provided, however, that the text of such announcement shall be mutually agreed to by the Parties.

5.3           Publications and Presentations.  The Parties acknowledge that scientific publications and presentations must be strictly monitored to prevent any adverse effect from premature publication or dissemination of results of the activities hereunder.  Each Party agrees that, except as required by Applicable Laws, it shall not publish or present, or permit to be published or presented, the results of the Development or Commercialization of a Licensed Product to the extent such results refer to or otherwise relate to the Licensed Technology or Licensed Patent Rights (the “Covered Results”) without the prior review by and approval of the other Party.  Each Party shall provide to the other Party the opportunity to review each of the submitting Party’s proposed abstracts, manuscripts or presentations (including, without limitation, information to be presented verbally) that relate to the Covered Results at least [***] ([***]) days prior to its intended presentation or submission for publication, and such submitting Party agrees, upon written request from the other Party given within such [***]-[***] period, not to submit such abstract or manuscript for publication or to make such presentation until the other Party is given up to [***] ([***]) days from the date of such written request to seek appropriate patent protection for any Covered Rights in such publication or presentation that it reasonably believes may be patentable.  Once such abstracts, manuscripts or presentations have been reviewed and approved by each Party, the same abstracts, manuscripts or presentations do not have to be provided again to the other Party for review for a later submission for publication.  Each Party also shall have the right to require that any of its Confidential Information that is disclosed in any such proposed publication or presentation be deleted prior to such publication or presentation.  In any permitted publication or presentation by a Party, the other Party’s contribution shall be duly recognized, and co-authorship shall be determined in accordance with customary industry standards.

6.             FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS

6.1           Patent Filing, Prosecution and Maintenance. ImmunoGen, acting through patent counsel or agents of its choice, shall be responsible, at its sole cost and expense, for the preparation, filing, prosecution and maintenance of all Licensed Patent Rights.  All costs and expenses incurred by ImmunoGen in connection with the preparation, filing, prosecution and maintenance of Licensed Patent Rights shall be the sole responsibility of ImmunoGen.  At ImmunoGen’s request, sanofi-aventis shall cooperate with ImmunoGen in all reasonable respects in connection with such preparation, filing, prosecution and maintenance of Licensed Patent Rights.

6.2           Abandonment.  If ImmunoGen decides to abandon or to allow to lapse any of the Licensed Patent Rights in any country or region in the Territory, ImmunoGen shall inform sanofi-aventis of such decision promptly and, in any event, so as to provide sanofi-aventis a reasonable amount of time to meet any applicable deadline to establish or preserve such Licensed Patent Rights in such country or region.  Sanofi-aventis shall have the right to assume responsibility for continuing the prosecution of such Licensed Patent Rights in such country or region and paying any required fees to maintain such Licensed Patent Rights in such country or region or defending such Licensed Patent Rights, in each case at sanofi-aventis’s sole expense and through patent counsel or agents of its choice.  Sanofi-aventis shall not become an assignee of such Licensed Patent Rights as a result of its assumption of any such responsibility.  Upon transfer of ImmunoGen’s responsibility for prosecuting, maintaining and defending any of the Licensed Patent Rights to sanofi-aventis under this Section 6.2, ImmunoGen shall promptly deliver to sanofi-aventis copies of all necessary files related to the Licensed Patent Rights with respect to which responsibility has been transferred and shall take all actions and execute all documents reasonably necessary for sanofi-aventis to assume such prosecution, maintenance and defense.

6.3           Legal Actions.

6.3.1        Third Party Infringement.

(a)           In the event either Party becomes aware of any possible infringement of, or the submission by any Third Party of an abbreviated new drug application under the Hatch-Waxman Act that is covered by, any Licensed Patent Rights that cover a Licensed Product (an “Infringement”), that Party shall promptly notify the other Party and provide it with all details of such Infringement of which it is aware (each, an “Infringement Notice”).  ImmunoGenshall have the first right and option to eliminate such Infringement by reasonable steps, which may include the institution of legal proceedings or other action.  All costs, including without limitation attorneys’ fees, relating to such legal proceedings or other action shall be borne by ImmunoGen.  If ImmunoGen does not take commercially reasonable steps to eliminate the Infringement within [***] [***] [***] ([***]) days from any Infringement

Notice (or [***]-[***] ([***]) days in the case of an Infringement under the Hatch-Waxman Act), then sanofi-aventis shall have the right and option to do so at its expense; provided that if ImmunoGen has commenced negotiations with an alleged infringer for elimination of such Infringement within such [***]-[***] (or, if applicable [***]-[***]) period, ImmunoGen shall have an additional [***] ([***]) days (or in the case of an Infringement under the Hatch-Waxman Act, [***] ([***]) days) to conclude its negotiations before sanofi-aventis may take steps to eliminate such Infringement.  Neither Party shall settle any Infringement claim or proceeding under this Section 6.3.1 without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(b)           Each Party shall have the right to participate, and be represented by counsel that it selects, in any legal proceedings or other action instituted under this Section 6.3.1 by the other Party.  If a Party with the right to initiate legal proceedings under Section 6.3.1 to eliminate an Infringement lacks standing to do so and the other Party has standing to initiate such legal proceedings, then the Party with standing shall initiate such legal proceedings at the request and expense of the other Party.

(c)           In any action, suit or proceeding instituted under this Section 6.3.1, the Parties shall cooperate with and assist each other in all reasonable respects.  Upon the reasonable request of the Party instituting such action, suit or legal proceeding, the other Party shall join such action, suit or legal proceeding and shall be represented using counsel of its own choice, at the requesting Party’s expense.

(d)           Any amounts recovered by either Party pursuant to Section 6.3.1(a), whether by settlement or judgment, shall be allocated in the following order: (i) first, to reimburse ImmunoGen and sanofi-aventis for their reasonable out-of-pocket expenses in making such recovery (which amounts shall be allocated pro rata according to such expenses if insufficient to cover the totality of such expenses); and (ii) then, one hundred percent (100%) to ImmunoGen.

6.3.2        Defense of Claims.  In the event that any action, suit or proceeding is brought against either Party or any Affiliate or Sublicensee of either Party alleging the infringement of the Technology or Patent Rights of a Third Party by reason of the use by sanofi-aventis of the Licensed Technology or Licensed Patent Rights to Develop or Commercialize any Licensed Product: (a)[***] shall have the obligation to defend such action, suit or proceeding at its sole expense; (b) [***] shall have the right to separate counsel at its own expense in any such action, suit or proceeding; and (c) the Parties shall cooperate with each other in all reasonable respects in any such action, suit or proceeding.  Each Party shall provide the other Party with prompt written notice of the commencement of any such suit, action or proceeding, or of any allegation of infringement of which such Party becomes aware, and shall promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party.  For purposes of clarity, nothing in this Section 6.3.2 shall affect the right of ImmunoGen to defend itself in any action suit or proceeding.

7.             TERM AND TERMINATION

7.1           Term.  This Agreement shall commence on the Effective Date and shall continue in full force and effect until the end of the Research License Term, and, if sanofi-aventis is Developing or Commercializing a Licensed Product as of the end of the Research License Term, thereafter until (a) such time as sanofi-aventis is no longer Developing at least one (1) Licensed Product for use in the Field and in the Territory or (b) if, as of the time sanofi-aventis is no longer Developing at least one (1) Licensed Product for use in the Field and in the Territory, the first Commercialization Regulatory Approval of any Licensed Product has been obtained, then such time as the Royalty Term for the final Licensed Product has ended, unless earlier terminated in accordance with the provisions of this Article 7 (the “Term”).

7.2           Termination.  This Agreement may be terminated at any time by either Party as follows:

7.2.1        Termination for Breach.  Except as set forth herein, either Party may terminate this Agreement, effective immediately upon written notice to the other Party, for a breach by the other Party of any material term of this Agreement that remains uncured [***] ([***]) days ([***] ([***]) days in the event that the breach is a failure of sanofi-aventis to make any payment required hereunder) after the non-breaching Party first gives written notice of such breach to the other Party.  Notwithstanding anything to the contrary set forth herein, (a) if the asserted breach is cured or shown to be non-existent within the applicable cure period, the notice of breach hereunder shall be deemed automatically withdrawn; and (b) a material breach by a party shall not give rise to the termination right under this Section 7.2.1 to the extent such material breach arises from a Force Majeure event as described in Section 10.11; provided, that the Party breaching this Agreement shall have the burden of demonstrating the occurrence of a Force Majeure.  Notwithstanding the foregoing, a Party may not terminate this Agreement pursuant to this Section 7.2.1 at a time when such Party has committed a breach of a material term of this Agreement which remains uncured.

7.2.2        Termination for Insolvency.  In the event that either Party files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within [***] ([***]) days of the filing thereof, then the other Party may terminate this Agreement effective immediately upon written notice to such Party.  In connection therewith, all rights and licenses granted under this Agreement are, and shall be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(56) of the United States Bankruptcy Code.  In the event that either Party undergoes a voluntary dissolution or winding-up of its affairs, then the other Party may terminate this Agreement effective immediately upon written notice to such Party.

7.3           Consequences of Termination of Agreement.  In the event of the termination of this Agreement pursuant to Section 7.2, the following provisions shall apply, as applicable.

7.3.1        Termination by ImmunoGen under Section 7.2.1.  If this Agreement is terminated by ImmunoGen pursuant to Section 7.2.1:

(a)           all of the licenses granted by ImmunoGen to sanofi-aventis pursuant to Section 2.1.1 shall immediately terminate; and

(b)           each Party shall promptly return or destroy all Confidential Information of the other Party that are not subject to a continuing license hereunder; provided that each Party may retain one copy of the Confidential Information of the other Party in its archives solely for the purpose of establishing the contents thereof and ensuring compliance with its obligations hereunder.

7.3.2        Termination by sanofi-aventis Pursuant to Section 7.2.1.  If this Agreement is terminated by sanofi-aventis pursuant to Section 7.2.1:

(a)           the license granted by ImmunoGen to sanofi-aventis pursuant to Section 7.2.1(b) shall survive solely as applied to Licensed Products being Developed or Commercialized by sanofi-aventis as of the effective date of termination, subject to sanofi-aventis’s continued payment of all milestone, royalty and other payments under and in accordance with this Agreement with respect thereto;

(b)           all other licenses granted by ImmunoGen to sanofi-aventis pursuant to Section 2.1.1 shall immediately terminate; and

(c)           each Party shall promptly return or destroy all Confidential Information of the other Party that are not subject to a continuing license hereunder; provided that each Party may retain one copy of the Confidential Information of the other Party in its archives solely for the purpose of establishing the contents thereof and ensuring compliance with its obligations hereunder.

7.3.3        Termination Pursuant to Section 7.2.2.  If this Agreement is terminated by sanofi-aventis or ImmunoGen pursuant to Section 7.2.2, unless prohibited by Applicable Laws:

(a)           the license set forth in Section 7.2.1(b) shall survive solely as applied to Licensed Products being Developed or Commercialized by sanofi-aventis as of the effective date of termination, subject to sanofi-aventis’ continued payment of all milestone, royalty and other payments under and in accordance with this Agreement with respect thereto;

(b)           all other licenses granted by ImmunoGen to sanofi-aventis pursuant to Section 2.1.1 shall immediately terminate; and

(c)           each Party shall promptly return all Confidential Information of the other Party that are not subject to a continuing license hereunder; provided that each Party may retain one copy of the Confidential Information of the other Party in its archives solely for the purpose of establishing the contents thereof and ensuring compliance with its obligations hereunder.

7.4           Surviving Provisions.  Termination or expiration of this Agreement for any reason shall be without prejudice to:

(a)           the rights and obligations of the Parties provided in Sections 7.4 and Articles 5, 9 and 10 (including all other Sections or Articles referenced in any such Section or Article and including Article 1), all of which shall survive such termination;

(b)           ImmunoGen’s rights to receive royalties and milestone payments for the duration of any applicable Royalty Term, if any;

(c)           any other rights or remedies provided at law or equity which either Party may otherwise have; and

(d)           with respect to expiration of this Agreement, any licenses granted in accordance with Section 4.5.2 at the expiration of the Royalty Term for each Licensed Product in each country in the Territory.

8.             REPRESENTATIONS AND WARRANTIES

8.1           Mutual Representations and Warranties.  ImmunoGen and sanofi-aventis each represents and warrants to the other, as of the Effective Date, as follows:

8.1.1        Organization.  It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement.

8.1.2        Authorization.  The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and will not violate (a) such Party’s certificate of incorporation or bylaws, (b) any agreement, instrument or contractual obligation to which such Party is bound in any material respect, (c) any requirement of any Applicable Law, or (d) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party.

8.1.3        Binding Agreement.  This Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions.

8.1.4        No Inconsistent Obligation.  It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

8.2           Additional Representations of ImmunoGen.  ImmunoGen further represents and warrants to sanofi-aventis, as of the Effective Date, as follows:

8.2.1        Licensed Patent Rights.  All Licensed Patent Rights existing as of the Effective Date are existing and, to ImmunoGen’s knowledge, no such Licensed Patent Rights are invalid or unenforceable.  ImmunoGen has the right to enforce the Licensed Patent Rights existing as of the Effective Date.

8.2.2        Claims or Judgments.  There are no claims, judgment or settlements against ImmunoGen pending, or to ImmunoGen’s knowledge, threatened, that invalidate or seek to invalidate the Licensed Patent Rights existing as of the Effective Date.

8.2.3        Right to Technology.  ImmunoGen has the full right, power and authority to grant the licenses under the Licensed Technology and the Licensed Patent Rights existing as of the Effective Date granted pursuant to this Agreement.  ImmunoGen is the sole and exclusive owner or the exclusive licensee of the right, title, and interest in and to the Licensed Technology and the Licensed Patent Rights, free and clear of any liens, charges or encumbrances, including, without limitation, all patent rights included therein, and no third party has any right, title or interest in or to the Licensed Technology and the Licensed Patent Rights.

8.2.4        No Infringement.  To ImmunoGen’s knowledge, no Third Party is infringing, or threatening to infringe, the Licensed Patent Rights existing as of the Effective Date nor does ImmunoGen have any knowledge of any patent, patent application or other intellectual property right of any Third Party which could materially and adversely affect the ability of sanofi-aventis to exercise or exploit any of the rights or licenses granted to it pursuant to this Agreement.

8.2.5        No Litigation.  There is no pending or, to ImmunoGen’s knowledge, threatened, litigation that alleges that the proposed activities of sanofi-aventis under this Agreement would infringe or misappropriate any intellectual property rights of any Third Party.

9.             INDEMNIFICATION

9.1           Indemnification of sanofi-aventis by ImmunoGen.  ImmunoGen shall indemnify, defend and hold harmless sanofi-aventis, its Affiliates, their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “sanofi-aventis Indemnitees”), against all liabilities, damages, losses and expenses (including, without limitation, reasonable attorneys’ fees and expenses of litigation) (collectively, “Losses”) incurred by or imposed upon the sanofi-aventis Indemnitees, or any one of them, as a direct result of claims, suits, actions, demands or judgments of Third Parties, including without limitation personal injury and product liability claims and claims of suppliers and ImmunoGen employees (collectively, “Claims”), arising out of the material breach by ImmunoGen of this Agreement, except with respect to any Claim or Losses that result from a material breach of this Agreement by, or the gross negligence or willful misconduct of, sanofi-aventis; provided that, with respect to any Claim for which ImmunoGen has an obligation to any sanofi-aventis Indemnitee pursuant to this Section 9.1 and sanofi-aventis has an obligation to any ImmunoGen Indemnitee pursuant to Section 9.2, each Party shall indemnify each of the other Party’s Indemnitees for its Losses to the extent of its responsibility, relative to the other Party, for the facts underlying the Claim.

9.2           Indemnification of ImmunoGen by sanofi-aventis.  Sanofi-aventis shall indemnify, defend and hold harmless ImmunoGen, its Affiliates, their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (the “ImmunoGen Indemnitees”), against any Losses incurred by or imposed upon the ImmunoGen Indemnitees, or any one of them, as a direct result of Claims arising out of (a) the material breach by sanofi-aventis of this Agreement; (b) the Development or Commercialization (including, without limitation, the production, manufacture, promotion, import, sale or use by any Person) of any Licensed Product by sanofi-aventis or any of its Affiliates, Sublicensees, distributors or agents, except with respect to any Claim or Losses that result from a breach of this Agreement by, or the gross negligence or willful misconduct of, ImmunoGen; provided that with respect to any Claim for which ImmunoGen has an obligation to any sanofi-aventis Indemnitee pursuant to Section 9.1 and sanofi-aventis has an obligation to any ImmunoGen Indemnitee pursuant to this Section 9.2, each Party shall indemnify each of the other Party’s Indemnitees for its Losses to the extent of its responsibility, relative to the other Party, for the facts underlying the Claim.

9.3           Conditions to Indemnification.  A Person seeking recovery under this Article 9(the “Indemnified Party”) in respect of a Claim shall give prompt notice of such Claim to the Party from which recovery is sought (the “Indemnifying Party”) and, provided that the Indemnifying Party is not contesting its obligation under this Article 9, shall permit the Indemnifying Party to control any litigation relating to such Claim and the disposition of such Claim; provided that the Indemnifying Party shall (a) act reasonably and in good faith with respect to all matters relating to the settlement or disposition of such Claim as the settlement or disposition relates to such Indemnified Party and (b) not settle or otherwise resolve such claim without the prior written consent of such Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed).  Each Indemnified Party shall cooperate with the Indemnifying Party in its defense of any such Claim in all reasonable respectsand shall have the right to be present in person or through counsel at all legal proceedings with respect to such Claim.

9.4           Warranty Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

9.5           Limited Liability.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR (I) ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS OR LOST REVENUES, OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES, WHETHER UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY.

10.          MISCELLANEOUS

10.1         Notices.  All notices and communications shall be in writing and delivered personally or by courier or mailed via certified mail, return receipt requested, addressed as follows, or to such other address as may be designated from time to time:

If to sanofi-aventis:	If to ImmunoGen:

sanofi-aventis U.S. LLC	ImmunoGen, Inc.
1041 Rt. 202-206	128 Sidney Street
Bridgewater, NJ 08807	Cambridge, Massachusetts 02139
Attn: Head, US Alliances & Partnerships	Attn: Chief Executive Officer

With a copy to:	With a copy to:
Head, US R&D Legal	Mintz, Levin, Cohn, Ferris, Glovsky
and Popeo, PC
One Financial Center
Boston, Massachusetts 02111
Attention: [***] [***], Esq.
Tel: (617) 542-6000
Fax: (617) 542-2241

Except as otherwise expressly provided in this Agreement or mutually agreed in writing, any notice, communication or document (excluding payment) required to be given or made shall be deemed given or made and effective upon actual receipt or, if earlier, (a) three (3) business days after deposit with an internationally-recognized overnight express courier with changes prepaid, or (b) five (5) business days after mailed by certified, registered or regular mail, postage prepaid, in each case addressed to a Parties at its address stated above or to such other address as such Party may designate by written notice given in accordance with this Section 10.2.

10.2         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware (USA), without regard to the application of principles of conflicts of law.

10.3         Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

10.4         Headings.  Section and subsection headings are inserted for convenience of reference only and do not form a part of this Agreement.

10.5         Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and both of which, together, shall constitute a single agreement.

10.6         Amendment; Waiver.  This Agreement may be amended, modified, superseded or canceled, and any of the terms of this Agreement may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance. The delay or failure of either Party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by either Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

10.7         No Third Party Beneficiaries.  Except as set forth in Sections 9.1 and 9.2, no Third Party (including, without limitation, employees of either Party) shall have or acquire any rights by reason of this Agreement.

10.8         Purposes and Scope.  The Parties hereto understand and agree that this License Agreement is limited to the activities, rights and obligations as set forth in this Agreement. Nothing in this Agreement shall be construed (a) to create or imply a general partnership between the Parties, (b) to make either Party the agent of the other for any purpose, (c) to alter, amend, supersede or vitiate any other arrangements between the Parties with respect to any subject matters not covered hereunder, (d) to give either Party the right to bind the other, (e) to create any duties or obligations between the Parties except as expressly set forth herein, or (f) to grant any direct or implied licenses or any other right other than as expressly set forth herein.

10.9         Assignment and Successors.  Neither this Agreement nor any obligation of a Party hereunder may be assigned by either Party without the consent of the other which shall not be unreasonably withheld, except that each Party may assign this Agreement and the rights, obligations and interests of such Party, in whole or in part, to any of its Affiliates, and to any Third Party purchaser of all of the capital stock of such Party or all or substantially all of its assets in the line of business to which this Agreement pertains or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporation.

10.10       Force Majeure.  Neither sanofi-aventis nor ImmunoGen shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to a Force Majeure.  In event of such Force Majeure, the Party affected shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

10.11       Interpretation.  The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) unless a context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or).

10.12       Integration; Severability.  This Agreement and the Collaboration Agreement are the entire agreements with respect to the subject matter hereof and supersede all other agreements and understandings between the Parties with respect to such subject matter.  If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of this Agreement shall not be affected.

10.13       Further Assurances.  Each of ImmunoGen and sanofi-aventis agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, as the other Party may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other Party its rights and remedies under, this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

IMMUNOGEN, INC.

By:
Name:
Title:

SANOFI-AVENTIS U.S. LLC

By:
Name:
Title:

SANOFI-AVENTIS U.S. LLC

By:
Name:
Title:

SCHEDULE 1

LICENSED PATENT RIGHTS

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